United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: June 21, 2012
(Date of Earliest Event Reported)

REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

600 La Terraza Boulevard, Escondido, California 92025-3873
(Address of principal executive offices)

(760) 741-2111
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 21, 2012, following approval by the stockholders of Realty Income Corporation (the "Company"), the Company filed an amendment to the Company’s Articles of Incorporation, as amended (the “Charter”), to increase the number of authorized shares of the Company’s common stock to 370,100,000 and the number of authorized shares of the Company’s preferred stock to 69,900,000 (the “Charter Amendment”).  On June 21, 2012, the Charter Amendment took effect.  The Charter Amendment is attached as Exhibit 3.1 and incorporated herein by reference.

Item 5.07         Submission of Matters to a Vote of Security Holders

On June 21, 2012, the Company reconvened its 2012 annual meeting of stockholders, which was adjourned to permit additional time to solicit stockholder votes on Proposal 4, a proposal to approve the Charter Amendment.  Proposal 4 was approved, with 69,729,464 shares voted for, 11,092,926 shares voted against and 1,197,086 shares representing abstentions. No broker non-votes resulted from the vote on this proposal.

Item 9.01         Financial Statements and Exhibits

(d) Exhibits

3.1	Articles of Amendment, dated June 21, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2012	REALTY INCOME CORPORATION
	By:	/s/ MICHAEL R. PFEIFFER
Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.                      Description
3.1	Articles of Amendment, dated June 21, 2012.